As filed with the Securities and Exchange Commission on April 3, 2012

Registration No. 333-180322

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HOMEOWNERS CHOICE, INC.

(Exact name of registrant as specified in its charter)

Florida	20-5961396
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

(813) 405-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

F&L Corp.

One Independent Drive, Suite 1300

Jacksonville, Florida 32202

(904) 359-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew Graham, Esq. General Counsel Homeowners Choice, Inc. 5300 West Cypress Street, Suite 100 Tampa, Florida 33607 Telephone No.: (813) 405-3600	Curt P. Creely, Esq. Foley & Lardner LLP 100 N. Tampa Street, Suite 2700 Tampa, Florida 33602 Telephone No.: (813) 229-2300 Facsimile No.: (813) 221-4210

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1) (3)	Amount of Registration Fee
Common Stock, no par value	5,000,000 shares	$12.16	$60,800,000	$6,968(4)

(1)

The securities which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the registrant’s common stock that may become issuable as a result of any stock split, stock dividends or similar event.

(2)

Pursuant to Rule 457(c) under the Securities Act, the proposed maximum offering price (and, accordingly, the amount of the registration fee) has been calculated based on the average of the high and low prices of the Registrant’s common stock ($12.29 and $12.02, respectively) on March 28, 2012.

(3)	Estimated solely for the purpose of calculating the registration fee.
(4)	$7,174 was previously paid in connection with the original filing.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED APRIL 3, 2012

5,000,000 Shares

Common Stock

Homeowners Choice, Inc. may offer and sell from time to time, on terms that we will determine at the time of each offering, up to an aggregate amount of 5,000,000 shares of our common stock.

Each time common stock is sold using this prospectus, we will provide a supplement to this prospectus containing specific information about the offering, including the offering price. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference before you invest.

We may offer and sell these shares of our common stock to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “HCII.” On April 2, 2012, the last reported sale price on the Nasdaq Global Select Market was $12.83 per share.

Investing in our common stock involves a high degree of risk. Risks associated with an investment in our common stock will be described in the applicable prospectus supplement, any related free writing prospectus and certain of our filings with the Securities and Exchange Commission, as described in the section entitled “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2012.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our,” “our company,” “the Company,” and “HCI” refer to Homeowners Choice, Inc. and its subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC,” utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of those securities. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information about the terms of that offering. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any related free writing prospectus together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or any related free writing prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell nor soliciting offers to buy, nor will we make an offer to sell nor solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any supplement to this prospectus, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement is accurate only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT HOMEOWNERS CHOICE, INC.

Our Business

General Overview

Homeowners Choice, Inc. is an insurance holding company incorporated in Florida in 2006. Through our subsidiaries, we provide homeowners’ insurance to Florida property owners, including renters and condominium owners. We offer these insurance products at competitive rates, while pursuing profitability using selective underwriting criteria. Our principal revenues are gross earned premiums and investment income. Our largest cost is premiums paid (or ceded) to reinsurers to mitigate risks primarily associated with hurricanes and other catastrophic events. Our principal expenses are claims from policyholders, expenses associated with investigating and settling policyholder claims, policy acquisition costs, and other underwriting expenses.

We began operations in June of 2007 by participating in a “take-out program” through which we assumed insurance policies held by Citizens Property Insurance Corporation (“Citizens”), a Florida state-supported insurer. The take-out program is a legislatively mandated program designed to reduce the state’s risk exposure by encouraging private companies to assume policies from Citizens. Policies were assumed in eight separate assumption transactions which took place in July and November 2007, February, June, October and December 2008, December 2009, and December 2010. In addition, in November 2011, we assumed certain rights and obligations under approximately 70,000 policies issued by HomeWise Insurance Company. (See “Recent Developments” below.) Substantially all of our premium revenue since inception has come from the policies acquired in these assumption transactions. As of March 19, 2012, we had approximately 119,000 policies in force representing approximately $225 million in annualized premiums.

Citizens requires us to offer renewals on the policies we acquire in the take-out program for a period of three years subsequent to the initial expiration of the assumed policies. The policyholders have the option to renew with us or they may ask their agent to place their coverage with another insurance company. With respect to the assumptions through December 31, 2009, policyholders could also elect to return to Citizens, i.e. opt out, prior to the

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policy renewal date. With respect to our December 31, 2010 assumption of policies, the opt-out provision was limited to thirty days from the assumption date. We strive to retain these policies by offering competitive rates to our policyholders. We expect to do additional assumption transactions with Citizens in the future.

We face various challenges to implementing our operating and growth strategies. Since we write policies that cover Florida homeowners, condominium owners, and tenants, we cover losses that may arise from, among other things, catastrophes, which could have a significant effect on our business, results of operations, and financial condition. To mitigate our risk of catastrophic losses, we cede a portion of our exposure to reinsurers under agreements called catastrophe excess of loss reinsurance treaties. Even without catastrophic events, we may incur losses and loss adjustment expenses that deviate substantially from our estimates and that may exceed our reserves, in which case our net income and capital would decrease. Our operating and growth strategies may also be impacted by regulation and supervision of our business by the State of Florida, which must approve our policy forms and premium rates as well as monitor our insurance subsidiary’s ability to meet all requirements for regulatory compliance. Additionally, we compete with large, well-established insurance companies as well as other specialty insurers that, in most cases, possess greater financial resources, larger agency networks, and greater name recognition.

Recent Developments

Effective November 1, 2011, we assumed certain rights and obligations with respect to approximately 70,000 Florida homeowners insurance policies representing approximately $106 million in annual gross premiums under an assumption agreement with HomeWise Insurance Company, which is not affiliated with our Company (“HomeWise”). Under the terms of the agreement, we assumed the risk with respect to the policies commencing November 1, 2011 and we received from HomeWise approximately $43.5 million, which was net of a 10% ceding commission retained by HomeWise. As consideration for entering into this agreement and in exchange for an option to acquire for $500 all the equity interest in First Home Acquisition Corporation LLC, which indirectly controls HomeWise, we issued to Glencoe Acquisition, Inc., the parent company of First Home Acquisition Corporation LLC, 1,000,000 warrants to purchase up to 500,000 shares of our common stock at a per share exercise price of $9.10, which were valued at $754,000. The warrants, the issuance of which is not registered or required to be registered under the Securities Act of 1933, are exercisable for a term beginning on November 1, 2011 through July 31, 2013 unless cancelled earlier at our option under the terms specified by the warrant agreement. In addition, we made a cash payment in the amount of $250,000 to Glencoe Acquisition, Inc. as reimbursement for legal and other costs related to the assumption.

Company Information

Our principal executive offices are located at 5300 West Cypress Street, Suite 100, Tampa, Florida 33607, and our telephone number is (813) 405-3600. Our website address is www.hcpci.com. Information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk and many uncertainties. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” in the applicable prospectus supplement, and in any of our reports filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference herein, before deciding to invest in our securities. The market price of our securities could decline due to any of these risks, in which case you could lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

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FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any supplement to this prospectus, any related free writing prospectus and the information incorporated by reference in these documents, other than purely historical information, including without limitation estimates, projections, outlook, guidance, statements relating to our business plans, strategy, objectives, expected operating results and future financial position, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements will be included in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus, and also may be described in any prospectus supplement or related free writing prospectus. Numerous important factors described in this prospectus, any prospectus supplement, any related free writing prospectus, and the information incorporated by reference in these documents, could affect these statements and could cause actual results to differ materially from our expectations. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of our common stock as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue up to 40,000,000 shares of common stock, no par value, and 20,000,000 shares of preferred stock, no par value, of which 1,500,000 shares are designated as “Series A Cumulative Redeemable Preferred Stock,” which is referred to herein as the “Series A Preferred.” Subject to the rights of the holders of the Series A Preferred described below, our board of directors may issue the remaining 18,500,000 undesignated shares of preferred stock in one or more series and has the authority to fix the rights, preferences, privileges, and restrictions of this preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, and the number of shares constituting any series.

As of March 18, 2012, there were 6,473,925 shares of common stock issued and outstanding and 1,132,900 shares of Series A Preferred issued and outstanding.

Common Stock

The following section summarizes the material terms and provisions of our common stock. This summary is not a complete legal description of our common stock, and is qualified in its entirety by reference to our articles of incorporation, as amended, and our bylaws, as amended, because they, rather than this description, define the rights of the holders of our common stock.

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by shareholders.

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Shares of our common stock have no preemptive rights, no redemption or sinking fund provisions, and are not liable for further call or assessment. The holders of such common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available for dividends.

Upon a liquidation of our company, our creditors and any holders of our preferred stock with preferential liquidation rights, such as the Series A Preferred, will be paid before any distribution to holders of our common stock. The holders of our common stock would be entitled to receive a pro rata distribution per share of any excess amount. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of the Series A Preferred as described herein and the rights of the holders of shares of any other series of preferred stock which we may designate and issue in the future.

Warrants

The following section summarizes the material terms and provisions of our outstanding warrants. This summary is not a complete legal description of our warrants, and is qualified in its entirety by reference to: (a) with regard to the warrants issued in our initial public offering, (i) the Warrant Agreement, dated July 30, 2008, between us and American Stock Transfer & Trust Company, LLC, filed as Exhibit 4.2 to Post-Effective Amendment No. 1 to Form S-1 filed by us on August 6, 2008 (the “Post-Effective Amendment”), and (ii) the Specimen Warrant Certificate, filed as Exhibit 4.3 to the Post-Effective Amendment; (b) with regard to the warrants issued to the placement agents in connection with our initial public offering, (i) the Warrant Agreement, dated July 30, 2008, between us and Anderson & Strudwick, Incorporated, filed as Exhibit 4.4 to the Post-Effective Amendment, (ii) the Form of Warrant Certificate issued to Placement Agents, filed as Exhibit 4.5 to the Post Effective Amendment, (iii) the Warrant Agreement, dated July 30, 2008, between us and GunnAllen Financial, Inc., filed as Exhibit 4.7 to the Post-Effective Amendment, and (iv) the Letter Agreement, dated August 1, 2008, waiving certain provisions of the Warrant Agreements referred to in clauses (b)(i) and (b)(iii) above; and (c) with regard to the warrants issued to Glencoe Acquisition, Inc. in connection with the HomeWise assumption transaction completed in November 2011(see “Recent Developments” above), the Warrant Grant Agreement and Warrant Agreement, dated November 2, 2011, between us and Glencoe Acquisition, Inc., filed as Exhibit 4.6 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 (filed on November 14, 2011), in each case because these documents along with our articles of incorporation, as amended, and our bylaws, as amended, rather than this description, define the rights of the holders of our warrants.

Warrants Issued in Our Initial Public Offering

Two of these warrants may be exercised to purchase one share of common stock from us at a purchase price of $9.10 per share. The warrants can be exercised at any time until the final calendar day of the month following the fifth anniversary of the effective date of the registration statement covering our initial public offering. The warrants can be exercised by surrendering to us a warrant certificate evidencing the warrants to be exercised, with the exercise form included therein duly completed and executed, and paying to us the exercise price per share in cash or check payable to us. Except for those warrants issued to the placement agents (which are described below), the warrants may not be exercised on a cashless or net basis. Stock certificates with respect to shares purchased through the exercise of the warrants will be issued as soon thereafter as practicable.

As long as any of the warrants remain outstanding, stock to be issued upon the exercise of the warrants will be adjusted in the event of one or more stock splits, readjustments or reclassifications. In the event of the foregoing, the remaining number of shares of common stock still subject to the warrants shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares of common stock outstanding and the exercise price per share shall be decreased or increased as the case may be, in the same proportion.

We have reserved a sufficient number of shares of common stock for issuance upon exercise of the warrants and such shares, when issued in accordance with the terms of the warrants, will be fully paid and non-assessable. The shares so reserved are included in the registration statement relating to our initial public offering. We are required to use our best efforts to maintain an effective registration statement and current prospectus relating to these shares of common stock at all times when the market price of the common stock exceeds the exercise price of the warrants until the warrants expire. We intend to use the registration statement and prospectus relating to our initial public offering to cover the warrant exercises. We plan to file all post-effective amendments to that registration statement and supplements to that prospectus required to be filed under the Securities Act. However, we cannot assure you that an effective registration statement or current prospectus will be available at the time a holder of the warrants desires to exercise his, her or its warrants.

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Fractional shares will not be issued upon the exercise of the warrants, and no payment will be made with respect to any fractional share of common stock to which any warrant holder might otherwise be entitled upon exercise of the warrants. No adjustments as to previously declared or paid cash dividends, if any, will be made upon any exercise of the warrants.

The holders of the warrants as such are not entitled to vote, to receive dividends or to exercise any of the rights of holders of shares of our common stock for any purpose until such warrants shall have been duly exercised and payment of the purchase price shall have been made.

For the life of the warrants, the warrant holders are given the opportunity to profit from the rise in market value of our common stock, if any, at the expense of the common stock holders and we might be deprived of favorable opportunities to secure additional equity capital, if it should then be needed, for the purpose of our business. A warrant holder may be expected to exercise the warrants at a time when, we, in all likelihood, would be able to obtain equity capital, if we needed capital then, by a public sale of a new offering on terms more favorable than those provided in the warrants.

If upon exercise of the warrants the exercise price is less than the book value per share, the exercise will have a dilutive effect upon the warrant holder’s investment.

If for at least ten (10) trading days within any period of twenty (20) consecutive trading days, including the last trading day of the period, the closing price per share of our common stock exceeds $11.38, we may cancel any warrants remaining outstanding and unexercised. The date upon which we may cancel such warrants must be a date which is more than thirty (30) calendar days, but less than sixty (60) calendar days, after a notice is mailed by first class mail to all registered holders of the warrants following the satisfaction of the conditions described above, or such longer time as may be required by regulatory authorities.

With respect to these publicly traded warrants, as of March 18, 2012, there were 1,665,668 warrants to purchase 832,834 shares of common stock issued and outstanding.

Warrants Issued to Placement Agents in Connection with Our Initial Public Offering

In connection with our initial public offering, we issued to our placement agents warrants to purchase an aggregate of 166,666 shares of our common stock. Each warrant is exercisable to purchase one share of our common stock at an exercise price of $9.10 per share and has a term of five years. The warrants are exercisable on a cashless or “net exercise” basis.

With respect to these placement agent warrants, as of March 18, 2012, there were 5,000 warrants to purchase 5,000 shares of common stock issued and outstanding.

Warrants Issued to Glencoe Acquisition, Inc.

On November 2, 2011, in connection with the HomeWise assumption transaction completed in November 2011, we issued to Glencoe Acquisition, Inc. 1,000,000 warrants for the purchase of up to 500,000 shares of our common stock (see “Recent Developments” above). Two warrants are exercisable to purchase one share of our common stock at a price of $9.10 per share before July 31, 2013. The warrants were issued pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

The outstanding warrants may be cancelled in whole or in part at our option, at any time before the expiration of the warrants, provided that the closing price per share of our common stock has exceeded $11.38 for at least ten (10) trading days within any period of twenty (20) consecutive trading days, including the last trading day of the period.

With respect to these privately issued warrants, as of March 14, 2012, there were 1,000,000 warrants to purchase 500,000 shares of common stock issued and outstanding.

Series A Preferred Stock

The following section summarizes the material terms and provisions of our Series A Preferred. This summary is not a complete legal description of our Series A Preferred, and is qualified in its entirety by reference to our articles of incorporation, as amended, and our bylaws, as amended, because they, rather than this description, define the rights of the holders of our Series A Preferred.

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Rank

With respect to dividend rights and rights upon our liquidation, dissolution or winding up, all shares of the Series A Preferred rank: (a) senior to the common stock issued by us, (b) senior to all classes or series of preferred stock issued by us and ranking junior to the Series A Preferred with respect to dividend rights or rights upon our liquidation, dissolution or winding up, (c) on a parity with all classes or series of preferred stock issued by us and ranking on a parity with the Series A Preferred with respect to dividend rights or rights upon our liquidation, dissolution or winding up, and (d) junior to all of our existing and future indebtedness.

Maturity

The Series A Preferred has no stated maturity and is not subject to any sinking fund or mandatory redemption.

Dividends

Holders of the Series A Preferred are entitled to receive, when and as authorized by our board of directors, or a duly authorized committee thereof, and declared by us out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 7.0% per year of the $10.00 liquidation preference per share (equivalent to a fixed annual amount of $0.70 per share).

Dividends on the Series A Preferred are cumulative from the date of original issue and accrue on the last day of each month (each, a “Dividend Accrual Date”). The first dividend accrued on May 31, 2011 with respect to the period commencing on the date of issue and ending on May 31, 2011. Any monthly dividend accruing on the Series A Preferred for any partial dividend period is computed on the basis of a 360-day year consisting of twelve 30-day months.

Dividends are payable to holders of record as they appear in our records at the close of business on the applicable record date, which is the date designated by our board of directors as the record date for the payment of dividends (each, a “Dividend Record Date”). When so designating a Dividend Record Date, our board of directors also establishes the date of payment for such accrued dividends (each, a “Dividend Payment Date”), which date shall be no more than 30 nor less than 10 days after such Dividend Record Date.

Dividends are paid only when and as declared by our board of directors. No dividends on the Series A Preferred shall be authorized by our board of directors or declared or paid or set apart for payment by us at such time as the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series A Preferred accrue whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends, whether or not such dividends are declared and whether or not such dividends are prohibited by agreement. Accrued but unpaid dividends on the Series A Preferred accumulate and earn additional dividends at 7.0%, compounded monthly. Except as set forth below, our board of directors shall not declare, pay or set apart for payment any dividends on any other class or series of preferred stock ranking, as to dividends, on a parity with or junior to the Series A Preferred (other than a dividend payable in capital stock ranking junior to the Series A Preferred as to dividends and upon liquidation) if, after the tenth day after the respective Dividend Accrual Date, we have not paid, in full, the cumulative dividends due to the holders of the Series A Preferred. However, following the payment of such cumulative dividends, our board of directors may declare, pay or set apart for payment any dividends on any other class or series of preferred stock ranking, as to dividends, on a parity with or junior to the Series A Preferred. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred and the shares of any other class or series of preferred stock ranking on a parity as to dividends with the Series A Preferred, all dividends declared upon the Series A Preferred and any other class or series of preferred stock ranking on a parity as to dividends with the Series A Preferred shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred and such other class or series of preferred stock, shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred and such other class or series of preferred stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other.

Unless full cumulative dividends on the Series A Preferred have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods

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and the then current dividend period, neither our common stock nor any other class or series of our capital stock ranking junior to or on a parity with the Series A Preferred as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us.

Holders of the Series A Preferred shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series A Preferred as provided above. Any dividend payment made on the Series A Preferred shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of the Series A Preferred will be entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $10.00 per share in cash or property at its fair market value as determined by our board of directors, plus an amount equal to any accrued and unpaid dividends to the date of payment, but without interest, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock that ranks junior to the Series A Preferred as to liquidation rights. After payment of the full amount of the liquidation preference, plus any accrued and unpaid dividends to which they are entitled, the holders of the Series A Preferred will have no right or claim to any of our remaining assets. The consolidation or merger of our company with or into any other corporation, trust or entity or of any other corporation, trust or entity with or into our company, the sale, lease or conveyance of all or substantially all of our property or business or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up of our company, unless a liquidation, dissolution or winding up of our company is effected in connection with, or as a step in a series of transactions by which, a consolidation or merger of our company is effected.

In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of our capital stock or otherwise is permitted under Florida law, no effect shall be given to amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of our capital stock whose preferential rights upon distribution are superior to those receiving the distribution.

Redemption

We may redeem the Series A Preferred on or after March 31, 2014. If we issue a conversion cancellation notice as described in “—Conversion” on or after March 31, 2014, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred, in whole or in part, at any time or from time to time, for cash at a redemption price of $10.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest. Otherwise, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred, in whole or in part, at any time or from time to time, for cash at a redemption price equal to:

•	$10.40 per share for redemptions on or after March 31, 2014,

•	$10.20 per share for redemptions on or after March 31, 2015, and

•	$10.00 per share for redemptions on or after March 31, 2016,

plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest. No Series A Preferred may be redeemed except with assets legally available for the payment of the redemption price. If notice of redemption of any of the Series A Preferred has been given and if the funds necessary for such redemption have been set aside, separate and apart from other funds, by us in trust for the pro rata benefit of the holders of any Series A Preferred so called for redemption, then from and after the redemption date dividends will cease to accrue on such Series A Preferred, such Series A Preferred shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series A Preferred is to be redeemed, the Series A Preferred to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by us.

Unless full cumulative dividends on all the Series A Preferred have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods

7

and the then current dividend period, no Series A Preferred shall be redeemed unless all outstanding Series A Preferred is simultaneously redeemed and we shall not purchase or otherwise acquire, directly or indirectly, any Series A Preferred (except by exchange for any other class or series of capital stock ranking junior to the Series A Preferred as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of the Series A Preferred pursuant to a purchase or exchange offer made on the same terms to holders of all of the outstanding shares of the Series A Preferred. So long as no dividends are in arrears, we will be entitled at any time and from time to time to repurchase shares of the Series A Preferred in open-market transactions duly authorized by our board of directors and effected in compliance with applicable laws.

Notice of redemption of the Series A Preferred will be mailed by us, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred to be redeemed at their respective addresses as they appear on our share transfer records. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred except as to the holder to whom notice was defective or not given. Each notice shall state: (a) the redemption date; (b) the redemption price; (c) the number of shares of Series A Preferred to be redeemed; and (d) the place or places where the Series A Preferred is to be surrendered for payment of the redemption price.

Immediately prior to any redemption of the Series A Preferred, we shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of the Series A Preferred at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

The Series A Preferred has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions. All redeemed shares of the Series A Preferred shall be retired and shall be reclassified as authorized but unissued preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Voting Rights

Holders of the Series A Preferred have no voting rights, except as set forth below.

Whenever dividends on the Series A Preferred have not been declared and fully paid for more than six consecutive months (a “Preferred Dividend Default”), the number of directors then constituting our board of directors will increase by two (if not already increased by reason of a similar arrearage with respect to any Parity Preferred (as defined below)). The holders of such Series A Preferred (voting separately as a class with all other classes or series of preferred stock ranking on a parity with the Series A Preferred as to dividends or upon liquidation (and upon which like voting rights have been conferred and are exercisable (“Parity Preferred”)) will be entitled to vote separately as a class, in order to fill the vacancies created thereby, for the election of a total of two additional directors (the “Preferred Stock Directors”), at least one of whom must meet the “independence” standards mandated by The Nasdaq Stock Market, LLC (“Nasdaq”), at a special meeting called by the holders of record of at least 20% of the Series A Preferred or the holders of record of at least 20% of any series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting at which a Preferred Stock Director is to be elected until up to twelve months after all dividends accumulated on such Series A Preferred and Parity Preferred for the past dividend periods and the dividends for the then current dividend period have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. For so long as our directors are divided into classes, each such vacancy will be apportioned among the classes of directors to prevent stacking in any one class and to ensure that the number of directors in each of the classes of directors are as equal as possible.

Within twelve months after all accumulated dividends and the dividend for the then current dividend period on the Series A Preferred have been paid in full or declared and set aside for payment in full, the holders thereof will be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or declared and set aside for payment in full on the Series A Preferred and all series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director

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so elected will terminate within twelve months thereafter and the number of directors then constituting our board of directors will decrease accordingly. Any Preferred Stock Director may be removed at any time with or without cause by, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series A Preferred when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default continues, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors will each be entitled to one vote per director on any matter.

So long as any shares of the Series A Preferred remain outstanding, we will not, without the affirmative vote or consent of the holders of the Series A Preferred entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the Series A Preferred, given in person or by proxy, either in writing or at a meeting (voting together as a class):

•

amend, alter or repeal the provisions of our articles of incorporation, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred or the holders thereof; or

•

authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock or rights to subscribe to or acquire any class or series of capital stock or any class or series of capital stock convertible into any class or series of capital stock, in each case ranking senior to the Series A Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any shares of capital stock into any such shares;

provided, however, that with respect to the occurrence of any Event set forth above, so long as the Series A Preferred (or any equivalent class or series of stock or shares issued by the surviving corporation, trust or other entity in any merger or consolidation to which we became a party) remain outstanding with the terms thereof materially unchanged, the occurrence of any such Event will not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Preferred and provided further, that (a) any increase in the amount of the authorized preferred stock or the creation or issuance of any other class or series of preferred stock, (b) any increase in the amount of the authorized shares of such series, in each case ranking on a parity with or junior to the Series A Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or (c) any merger or consolidation in which we are not the surviving entity if, as a result of the merger or consolidation, the holders of the Series A Preferred receive cash in the amount of the liquidation preference in exchange for each of their shares of the Series A Preferred, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

With respect to the voting privileges described above, each share of the Series A Preferred will have one vote per share, except that when any other class or series of capital stock has the right to vote with the Series A Preferred as a single class, then the Series A Preferred and such other class or series of capital stock will each have one vote per $10.00 of liquidation preference.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding Series A Preferred have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect such redemption.

Except as expressly stated in the articles of amendment to our articles of incorporation setting forth the terms of the Series A Preferred, the Series A Preferred do not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders thereof is not required for the taking of any corporate action, including but not limited to, (a) any merger or consolidation involving us or a sale of all or substantially all of our assets, irrespective of the effect that such merger, consolidation or sale may have upon the rights, preferences or voting power of the holders of the Series A Preferred, or (b) any authorization, creation or issuance, or increase in the authorized or issued amount of, any class or series of Parity Preferred or rights to subscribe to or acquire any class or series of Parity Preferred or any class or series of capital stock convertible into any class or series of Parity Preferred, or reclassification of any shares of capital stock into any such shares.

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Conversion

The Series A Preferred is convertible, in whole or in part, at any time, at the option of the holders thereof, into authorized but previously unissued shares of our common stock at a conversion price of $10.00 per share of common stock (equivalent to an initial conversion rate of one share of common stock for each share of Series A Preferred), subject to proportionate adjustment in the event of stock splits, reverse stock splits, stock dividends, or similar changes with respect to our common stock, which we refer to as the “Conversion Price.” The right to convert shares of the Series A Preferred called for redemption will terminate at the close of business on the business day prior to the redemption date.

The conversion rights of the holders of the Series A Preferred are subject to cancellation by us on or after March 31, 2014 if (a) for at least twenty (20) trading days within any period of thirty (30) consecutive trading days, the market price of our common stock exceeds the conversion price of the Series A Preferred by more than 20% and (b) our common stock is then listed on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, or the NYSE Amex. Within 90 days of the occurrence of any such event, we may, at our option, provide notice to the respective holders of record of the Series A Preferred at their respective addresses as they appear on our share transfer records, via first class mail, specifying a date upon which each such holder’s conversion rights will be deemed cancelled. The cancellation date specified in the notice will be more than 30 days, but less than 60 days, after the notice is mailed. The right to convert the shares of the Series A Preferred for which any such conversion cancellation notice has been issued will terminate at the close of business on the business day prior to the cancellation date specified in the notice.

Conversion of shares of the Series A Preferred, or a specified portion thereof, may be effected by delivering the certificates evidencing such shares, duly endorsed or properly assigned to us or in blank, to the office of our transfer agent, together with written notice to us that the holder of such certificates is electing to convert such shares. Currently, our transfer agent is American Stock Transfer & Trust Company, LLC.

Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the certificates for the Series A Preferred shall have been surrendered and notice shall have been received by us as described above (and if applicable, payment of any amount equal to the dividend payable on such shares shall have been received by us as described below) and the conversion shall be at the Conversion Price in effect at such time and on such date.

Holders of the Series A Preferred who convert their Series A Preferred will not be entitled to, nor will the Conversion Price be adjusted for, any accumulated and unpaid dividends, whether or not in arrears, or for dividends on the common stock issued upon such conversion. Holders of the Series A Preferred at the close of business on a Dividend Record Date will be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following such Dividend Record Date and prior to such Dividend Payment Date. However, the Series A Preferred surrendered for conversion during the period between the close of business on any Dividend Record Date and ending with the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of a notice of redemption with respect to a redemption date during such period or coinciding with such Dividend Payment Date, which will be entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of the Series A Preferred on a Dividend Record Date who (or whose transferee) tenders any such shares for conversion into common stock on such Dividend Payment Date will receive the dividend payable by us on such Series A Preferred on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of the Series A Preferred for conversion.

Fractional shares of common stock will not be issued upon conversion but, in lieu thereof, we will pay a cash adjustment based on the current market price of the common stock on the trading day immediately preceding the conversion date.

No Preemptive Rights

Holders of the Series A Preferred have no preemptive right to acquire shares of any class or series of our capital stock.

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Indemnification of Directors and Executive Officers and Limitation of Liability

Our bylaws, as amended, provide for indemnification of our officers and directors to the fullest extent permitted by Florida law. In addition, we have entered into indemnification agreements with our officers and directors pursuant to which we have agreed to hold harmless and indemnify such officers and directors to the fullest extent permitted by law, as such may be amended from time to time. These indemnification agreements also provide for the advancement of expenses by our company and, under certain circumstances, obligate us to pay, in whole or in part, certain amounts paid in judgment or settlement.

There is no pending litigation or proceeding involving any of our directors, officers, employees or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Anti-Takeover Provisions

Our bylaws, as amended, contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors. In addition, certain provisions of Florida law may hinder or delay an attempted takeover of us other than through negotiation with our board of directors. These provisions could have the effect of discouraging certain attempts to acquire us or remove incumbent management even if some or a majority of our shareholders were to deem such an attempt to be in their best interest, including attempts that might result in the shareholders’ receiving a premium over the market price for the shares of our common stock and preferred stock held by shareholders.

Limitations on Shareholder Action by Written Consent

Bylaws

Our bylaws, as amended, provide that any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting, without prior notice and without a vote, if the action is taken by persons who would be entitled to vote at a meeting and who hold shares having a majority of outstanding stock.

Provisions of Florida Law

We are governed by two Florida Statutes that may deter or frustrate takeovers of Florida corporations. The Florida Control Share Act generally provides that shares acquired in excess of certain specified thresholds, without first obtaining the approval of our board of directors, will not possess any voting rights unless such voting rights are approved by a majority of a corporation’s disinterested shareholders. The Florida Affiliated Transactions Act generally requires supermajority approval by disinterested shareholders of certain specified transactions between a public corporation and holders of more than 10% of the outstanding voting shares of the corporation (or their affiliates). Florida law also authorizes us to indemnify our directors, officers, employees and agents under certain circumstances and to limit the personal liability of corporate directors for monetary damages, except where the directors (i) breach their fiduciary duties and (ii) such breach constitutes or includes certain violations of criminal law, a transaction from which the directors derived an improper personal benefit, certain unlawful distributions or certain other reckless, wanton or willful acts or misconduct.

NASDAQ Trading

Our common stock is listed on the Nasdaq Global Select Market under the symbol “HCII.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 59 Maiden Lane, New York, NY 10038, and its telephone number is 1-800-937-5449.

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PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and/or agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and

12

the applicable prospectus supplement, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Our common stock is listed on the Nasdaq Global Select Market. We may also elect to list our common stock on an additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for our common stock.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

The place and time of delivery for shares of our common stock will be set forth in the accompanying prospectus supplement for such securities.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by the law firm of Foley & Lardner LLP, Tampa, Florida. One of our directors, Martin Traber, is a partner at the law firm of Foley & Lardner LLP, and since our inception in 2007, the firm has provided legal representation to us on certain matters, including the preparation of this offering. Fees billed to us by Foley & Lardner LLP have represented less than 1% of the firm’s fee revenue. The legal services were provided on an arm’s-length basis, and paid for at fair market value. We believe that such services were effected on terms no less favorable to us than those that would have been realized in transactions with unaffiliated entities or individuals.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by Hacker, Johnson & Smith, PA, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

Attorneys with Foley & Lardner LLP representing us with respect to this offering beneficially owned (excluding options) approximately 125,683 shares of our common stock and owned options to purchase 112,997 shares of our common stock as of the date of this prospectus, all of which are currently exercisable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy that information at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room.

The SEC also maintains a website that contains reports, proxy statements and other information about issuers, including Homeowners Choice, Inc., that file electronically with the SEC. The address of that site is http://www.sec.gov. Our SEC filings are also available on our website, located at http://www.hcpci.com. The information on our website is not part of this prospectus.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document.

We specifically incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

•	our Annual Report on Form 10-K for the year ended December 31, 2011 (as filed on March 30, 2012);

•	our Current Reports on Form 8-K filed on March 8, 2012, March 14, 2012, and April 2, 2012; and

•

the description of our common stock contained in the Registration Statement on Form 8-A/A filed on July 23, 2008, including any amendments or reports filed for the purposes of updating such description.

We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and until we terminate the offering of securities pursuant to this prospectus (except, in each case, for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act). Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

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You may obtain a copy of any of the documents incorporated by reference in this registration statement at no cost by writing to or calling our General Counsel, Andrew Graham, at:

Homeowners Choice, Inc.

Attn: Andrew Graham

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

(813) 405-3600

You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in these documents, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

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5,000,000 Shares

Common Stock

Prospectus

            , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby. All amounts are estimates, except for the SEC filing fee. All of these costs and expenses will be borne by the registrant.

SEC filing fee	$7,174(1)

Printing and engraving expenses	*

Accountants’ fees and expenses	*

Legal fees and expenses	*

Listing fees of The Nasdaq Stock Market	**

Miscellaneous	*

Total	*

(1)	Rounded up to nearest whole number.
*

Fees and expenses (other than the SEC filing fee to be paid upon filing of this registration statement) will depend on the number of issuances and the nature of offerings, and cannot be estimated at this time.

**	The listing fee is based upon the number of securities listed, if any, and is therefore not currently determinable.

Item 15.	Indemnification of Directors and Officers.

The Florida Business Corporation Act, or “FBCA,” permits a Florida corporation to indemnify any person who may be a party to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against liability incurred in connection with such proceeding (including any appeal thereof) if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The FBCA permits a Florida corporation to indemnify any person who may be a party to a derivative action if such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding (including appeals), provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification shall be made for any claim, issue, or matter for which such person is found to be liable unless, and only to the extent that, the court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

The FBCA provides that any indemnification made under the above provisions, unless pursuant to a court determination, may be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of the

II-1

disinterested directors of the board of directors, by duly selected independent legal counsel, or by a majority vote of the disinterested stockholders. The board of directors also may designate a special committee of disinterested directors to make this determination. Notwithstanding, the FBCA provides that a Florida corporation must indemnify any director, or officer, employee or agent of a corporation who has been successful in the defense of any proceeding referred to above.

Notwithstanding the foregoing, the FBCA provides, in general, that no director shall be personally liable for monetary damages to our company or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director’s breach of, or failure to perform, those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) unlawful distributions, (iv) with respect to a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a stockholder, conscious disregard for the best interest of the company, or willful misconduct, or (v) with respect to a proceeding by or in the right of someone other than the company or a stockholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The term “recklessness,” as used above, means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the directors; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

The FBCA further provides that the indemnification and advancement of payment provisions contained therein are not exclusive and it specifically empowers a corporation to make any other further indemnification or advancement of expenses under any bylaw, agreement, vote of stockholders, or disinterested directors or otherwise, both for actions taken in an official capacity and for actions taken in other capacities while holding an office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director or officer were material to the adjudicated cause of action and the director or officer (a) violated criminal law, unless the director or officer had reasonable cause to believe his conduct was unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where the liability for unlawful distributions applies, or (d) engages in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a stockholder.

We have adopted provisions in our bylaws, as amended, providing that our directors, officers, employees, and agents shall be indemnified to the fullest extent permitted by Florida law. Accordingly, we have acquired directors and officers insurance coverage for our officers and directors. In addition, we have entered into indemnification agreements with our officers and directors pursuant to which we have agreed to hold harmless and indemnify such officers and directors to the fullest extent permitted by law, as such may be amended from time to time. These indemnification agreements also provide for the advancement of expenses by our company and, under certain circumstances, obligate us to pay, in whole or in part, certain amounts paid in judgment or settlement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors or officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.

There is no pending litigation or proceeding involving any of our directors, officers, employees, or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Item 16.	Exhibits.

See Exhibit Index.

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Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to

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the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

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(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S–3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on April 3, 2012.

HOMEOWNERS CHOICE, INC.

By:	/s/ Paresh Patel
Paresh Patel Chief Executive Officer (Principal Executive Officer)

Signature	Title	Date

/s/ Paresh Patel Paresh Patel	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	April 3, 2012

/s/ Richard R. Allen Richard R. Allen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 3, 2012

* George Apostolou	Director	April 3, 2012

* Sanjay Madhu	Director	April 3, 2012

* Harish M. Patel	Director	April 3, 2012

* Gregory Politis	Director	April 3, 2012

*	Director	April 3, 2012
Anthony Saravanos

* Martin A. Traber	Director	April 3, 2012

By:	/s/ Paresh Patel
Paresh Patel Attorney-in-Fact

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation of Homeowners Choice, Inc., as amended. Incorporated by reference to the correspondingly numbered exhibit to our Annual Report on Form 10-K filed on March 29, 2011.

3.2	Bylaws, as amended April 16, 2009. Incorporated by reference to the correspondingly numbered exhibit to our Current Report on Form 8-K filed on April 23, 2009.

4.1	Form of Common Stock Certificate. Incorporated by reference to the correspondingly numbered exhibit to Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed on August 6, 2008.

4.2	Warrant Agreement, dated July 30, 2008, between Homeowners Choice, Inc. and American Stock Transfer & Trust Company. Incorporated by reference to the correspondingly numbered exhibit to Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed on August 6, 2008.

4.3	Form of Warrant Certificate. Incorporated by reference to the correspondingly numbered exhibit to Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed on August 6, 2008.

4.4	Warrant Agreement, dated July 30, 2008, between Homeowners Choice, Inc. and Anderson & Strudwick, Incorporated. Incorporated by reference to the correspondingly numbered exhibit to Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed on August 6, 2008.

4.5	Form of Warrant Certificate issued to Anderson & Strudwick, Incorporated. Incorporated by reference to the correspondingly numbered exhibit to Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed on August 6, 2008.

4.6	Form of Unit Certificate. Incorporated by reference to the correspondingly numbered exhibit to Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed on August 6, 2008.

4.7	Warrant Agreement, dated July 30, 2008, between Homeowners Choice, Inc. and GunnAllen Financial, Inc. Incorporated by reference to the correspondingly numbered exhibit to Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed on August 6, 2008.

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4.8	Letter Agreement, dated August 1, 2008, among Homeowners Choice, Inc., Anderson & Strudwick, Incorporated and GunnAllen Financial, Inc., whereby we waive certain cancellation rights under warrants issued to the other parties. Incorporated by reference to the correspondingly numbered exhibit to Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed on August 6, 2008.

4.9	See Exhibits 3.1 and 3.2 of this report for provisions of our Articles of Incorporation, as amended, and our Bylaws, as amended, defining certain rights of security holders.

4.10	Specimen 7% Series A Cumulative Preferred Stock Certificate. Incorporated by reference to Exhibit 4.2 to our Form 8-A filed on March 25, 2011.

4.11	Warrant Grant Agreement and Warrant Agreement, dated November 2, 2011, between Homeowners Choice, Inc. and Glencoe Acquisition, Inc. Incorporated by reference to Exhibit 4.6 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed on November 14, 2011.

5.1*	Opinion of Foley & Lardner LLP.

23.1**	Consent of Hacker, Johnson & Smith, PA

23.2*	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

*	Previously filed
**	Filed herewith

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